Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 23, 2016

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-196866, 333-192994, 333-119887, 333-119590, 333-61916, 333‑61672, 333-17011, 333‑16635, 033-60607, 333-185556, and 333-210240) of Community Bank System, Inc. of our report dated June 23, 2016, appearing in the Annual Report on Form 11-K of the Community Bank System, Inc. 401(k) Employee Stock Ownership Plan for the years ended December 31, 2015 and 2014.

/s/ Dannible & McKee, LLP

Dannible & McKee, LLP
Syracuse, New York